UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2007

JACLYN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5863	22-1432053
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

635 59TH Street
West New York, New Jersey	07093

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 868-9400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

        In accordance with an agreement signed on April 16, 2007 (the “Termination Agreement”), the Option Contract of Sale dated as of September 7, 2005, as amended to date (as so amended, the “Option Contract”), between the Company and John Crowley (the “Optionee”) was terminated effective on April 16, 2007. Pursuant to the Option Contract, the Company had granted to the Optionee an option relating to the sale of the Company’s executive offices and warehouse facility, as well as two adjacent lots, located in West New York, New Jersey (collectively, the “Properties”).

        The Option Contract was subject to a number of contingencies and conditions, including receipt by the Optionee of governmental approvals for the use of the Properties as residential housing. Jaclyn previously granted to the Optionee extensions of time to obtain the approvals. However, the Optionee has not received, and advised the Company that he does not expect to receive, the necessary approvals. Accordingly, at the Optionee’s request, the Optionee and the Company agreed to terminate the Option Contract. The Option Contract was set to expire by its terms on May 2, 2007.

        The foregoing description is qualified in its entirety by the text of the Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.01 and which is incorporated by reference herein.

Item 8.01	Other Events.

        On April 16, 2007, the Company issued a press release relating to the Termination Agreement. The Press Release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.01, is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.01	Termination Agreement dated April 12, 2007 relating to Option Contract of Sale dated as of December 5, 2006, as amended, between the Company and John Crowley.

99.01	Press Release of the Company dated April 16, 2007.

SIGNATURES

        Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2007	JACLYN, INC. By: /s/ Robert Chestnov Robert Chestnov, President

EXHIBIT INDEX

Exhibit No.	Description

10.01	Termination Agreement dated April 12, 2007 relating to Option Contract of Sale dated as of December 5, 2006, as amended, between the Company and John Crowley.

99.01	Press Release of the Company dated April 16, 2007.